Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 21, 2006, relating to the financial statements and financial highlights which appear in the July 31, 2006 Annual Report to Shareholders of iShares Goldman Sachs Technology Index Fund, iShares Goldman Sachs Networking Index Fund, iShares Goldman Sachs Semiconductor Index Fund, iShares Goldman Sachs Software Index Fund, iShares Goldman Sachs Natural Resources Index Fund, iShares NYSE Composite Index Fund, iShares NYSE 100 Index Fund, iShares FTSE/Xinhua China 25 Index Fund, iShares MSCI EAFE Index Fund, iShares MSCI EAFE Growth Index Fund and iShares MSCI EAFE Value Index Fund, each a fund of iShares Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

November 22, 2006